UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 21, 2019

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 2223 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08 Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01 Other Events.

On February 21, 2019, Inspired Entertainment, Inc. (the “Company”) confirmed its intention to hold the Company's 2019 Annual Meeting of Stockholders (the “Annual Meeting”) on Tuesday, May 14, 2019 and established March 25, 2019 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. The time and location of the Annual Meeting, and the matters to be considered, will be as set forth in the Company's definitive proxy statement for the Annual Meeting to be filed in due course with the Securities and Exchange Commission (the “SEC”).

Since the date of the Annual Meeting has been changed by more than 30 days from the anniversary date of the Company’s last annual meeting of stockholders, the Company is informing stockholders of this change and the updated deadline for stockholders to submit nominations for director or proposals for consideration at the Annual Meeting in accordance with the rules and regulations of the SEC and the Company’s Bylaws. Accordingly, stockholders wishing to nominate a candidate for director or to propose other business at the Annual Meeting must ensure proper notice is received by the Company at its offices at 250 West 57th Street, Suite 2223, New York, New York 10107, Attention: Company Secretary, no later than March 11, 2019. The notice must include all of the information required by the Company’s Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2019

INSPIRED ENTERTAINMENT, INC.

By	/s/ A. Lorne Weil
Name: A. Lorne Weil
Title: Executive Chairman